EXHIBIT

ITEM 10(ii)A(6)

Amendment to the Life Insurance Endorsement Method Split Dollar Plan Agreement Dated

January 6, 2000

AMENDMENT

TO THE LIFE INSURANCE ENDORSEMENT

METHOD SPLIT DOLLAR PLAN AGREEMENT

DATED JANUARY 6, 2000

This Amendment, made and entered into this 16th day of  August, 2001 by and between Monterey County Bank, a Bank organized and existing under the laws of the State of California, hereinafter referred to as the, “Bank”, and Charles T. Chrietzberg, Jr., a Key Employee and Executive of the Bank, hereinafter referred to as the, “Executive”, shall effectively amend the Life Insurance Endorsement Method Split Dollar Plan Agreement dated January 6, 2000 as specifically set forth herein. Said agreement shall be amended as follows:

1.) The following life insurance policy information shall be added to page one (1) of the agreement:

Insurer:                  Alexander Hamilton Life Insurance Company

Policy Number:     0008658250

This Amendment shall be effective on the 16th day of August, 2001. To the extent that any paragraph, term, or provision of the January 6, 2000 agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said agreement.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove and that, upon execution, each has received a conforming copy.

MONTEREY COUNTY BANK
Monterey, California
/s/ Dorina Chan	By:	/s/ Bruce N. Warner, Sr. V. P.
Witness		Title
/s/ Dorina Chan	/s/ Charles T. Chrietzberg, Jr.
Witness	Charles T. Chrietzberg, Jr.